Exhibit 99.1
Shoals Technologies Group, Inc. Announces $150 Million Share Repurchase Program and Entry Into $25 Million Accelerated Share Repurchase Agreement

PORTLAND, Tenn., June 11, 2024 (GLOBE NEWSWIRE) -- Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system solutions for the energy transition market, today announced that its Board of Directors has authorized the repurchase of up to $150 million of the Company’s Class A common stock. The authorization is effective through December 31, 2025 and allows for repurchases to be made in the open market, privately-negotiated transactions, accelerated share repurchases or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shoals anticipates that share repurchases made pursuant to the authorization will be funded through cash on hand, free cash flow and borrowings under the Company’s credit facilities.
“We believe the share repurchase program can create value for our shareholders and underscores the confidence that the board and management have in Shoals’ business and long-term growth potential,” commented Brandon Moss, Shoals’ Chief Executive Officer.
In connection with the share repurchase authorization, Shoals entered into an Accelerated Share Repurchase agreement (“ASR”) with Jefferies LLC, to repurchase $25 million of the Company’s Class A common stock. Under the terms of the ASR, Shoals will receive an initial delivery of approximately 2,202,643 shares of Class A common stock, representing approximately 60% of the notional amount of the ASR, based on the closing price of $6.81 on June 10, 2024. The ultimate number of shares repurchased pursuant to the ASR will be based on the daily volume weighted average price per share of Shoals’ Class A common stock during the term of the ASR, less an agreed upon discount, and subject to adjustments related to the terms and conditions of the ASR. Upon final settlement of the ASR, under certain circumstances, each of the counterparties may be required to deliver additional shares of Class A Common Stock. The ASR is expected to be completed in the third quarter of 2024.
Dominic Bardos, Shoals’ Chief Financial Officer, added, “This program is one pillar of our value creation strategy and we will continue to evaluate all potential uses for our cash flow, including investing in new technology, making strategic acquisitions, reducing our debt and repurchasing shares.”
Other than with respect to the ASR, the repurchase program does not obligate Shoals to repurchase shares of Class A common stock and the specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, securities law limitations, and other factors.
About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (EBOS) solutions for the energy transition market. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry. For additional information, please visit: https://www.shoals.com.

Exhibit 99.1
Forward-looking Statements:
This press release contains certain forward-looking statements, that are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. These forward-looking statements relate to, among other things, the impact of the share repurchase program on shareholder value creation, the long-term growth potential of the Company, the Company’s other uses of cash flow, total number of shares of Class A common stock to be delivered at the final settlement of the ASR transaction, the estimated timing of the final settlement of the ASR transaction, and whether the Company will conduct any other repurchases and the expected timing of completion of the Company’s repurchase program. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ from the Company’s expectations include, among other things; the price of the Company’s Class A common stock may decline or be subject to significant volatility; a further increase in interest rates or a reduction in the availability of tax incentives or project debt capital in the global financial markets could make it difficult for end customers to finance the cost of a solar energy system and could reduce the demand for the Company’s products; developments in alternative technologies may have a material adverse effect on demand for the Company’s offerings; the possibility that the Company may not be able to conduct repurchases under the repurchase program, other than the ASR; if demand for solar energy projects does not continue to grow or grows at a slower rate than the Company anticipates, the Company may not be able to achieve the Company’s anticipated level of growth and the Company’s business will suffer; loss of one or more of the Company’s significant customers, their inability to perform under their contracts, or their default in payment could harm the Company’s business and negatively impact revenue, results of operations, and cash flow; and unexpected or otherwise unplanned or alternative uses of the Company’s cash resources.
These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent the Company’s management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that the Company’s actual future results may be materially different from what the Company expects.
Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
For media inquiries, please contact:
Investor Relations
Matt Tractenberg, VP of Finance and Investor Relations
Email: investors@shoals.com